Exhibit Ex-99.g.2.

Hillview Investment Trust II
1005 Washington Boulevard
Stamford, CT  06901


Re: Rule 17f-5 ("Rule 17f-5") and Rule 17f-7 ("Rule 17f-7") Under the Investment Company Act of 1940 (the "1940 Act")
         ---------------------------------------------------

Dear Sirs:

Reference is made to the Custodian Services Agreement dated as of June 26, 2000 (the "Fund Custody Agreement") by and between PFPC Trust Company ("PFPC") and Hillview Investment Trust II (the "Fund").

1.       Rule 17f-5

         1.1. With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as the Fund and PFPC may agree from time to time, the Fund hereby delegates to PFPC and PFPC hereby accepts the delegation to it, of the obligation to serve as the Fund's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, PFPC shall provide for the following:

         a. selection of "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and placement and maintenance of the Fund's Foreign Assets with such Eligible Foreign Custodians;

         b. in selecting an Eligible Foreign Custodian, a determination that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after consideration of all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

         c. entering into a written contract with each Eligible Foreign Custodian selected by PFPC hereunder;

         d. a determination that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after consideration of all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

         e. provision of written reports (i) notifying the Fund's Board of Trustees (the "Board") of the placement of the Fund's Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less often than quarterly,

Exhibit Ex-99.g.2.

                  and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

         f. establishment of a system to monitor (i) the appropriateness of maintaining the Fund's Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event PFPC shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford the Fund's Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, PFPC shall promptly so advise the Fund.

         PFPC shall not be responsible for the duties described in this Section
         1.1 with respect to any foreign securities depository or foreign clearing agency.

         1.2. In acting as a Foreign Custody Manager, PFPC shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise. PFPC shall reimburse and pay the Fund for any loss or damage suffered by the Fund as a result of the performance of PFPC's duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of PFPC hereunder; provided that the liability of PFPC hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Notwithstanding anything else in this document, PFPC shall not be liable to the Fund for any indirect, special, consequential or general damages. PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 1 (provided that the provisions of Section 12(b) of the Fund Custody Agreement shall apply with respect to such indemnification and provided PFPC will not be indemnified for damages arising out of PFPC's failure to exercise the standard of care set forth in the first sentence of Section 1.2 above or for damages arising out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of its duties under Section 1.1 above).

         1.3. In acting as a Foreign Custody Manager, PFPC shall not supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.       Rule 17f-7

         2.1. (a) The Fund appoints PFPC to provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by PFPC) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by PFPC from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). PFPC shall provide for the monitoring of such custody risks on a continuing basis and in such manner as PFPC deems reasonable, and shall provide for prompt notification to the Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

Exhibit Ex-99.g.2.

                  (b) Only an entity that PFPC has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by PFPC on Exhibit B hereto (as the same may be changed by PFPC from time to time). In such manner as PFPC deems reasonable, PFPC shall give the Fund prompt notice of any material change known to PFPC that would adversely affect PFPC's determination that an entity is an Eligible Securities Depository.

         2.2. In performing its obligations under this Section 2, PFPC may obtain information from sources PFPC believes to be reliable, but PFPC does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. PFPC is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

         2.3. The Fund acknowledges that it may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by PFPC from time to time). If the Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or the Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

         2.4. PFPC shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. PFPC shall reimburse and pay the Fund for any loss or damaged suffered by the Fund as a result of the performance of PFPC's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of PFPC hereunder; provided that the liability of PFPC hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Notwithstanding anything else in this document, PFPC shall not be liable to the Fund for any indirect, special, consequential or general damages. PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by PFPC of the services set forth in this Section 2 (provided that the provisions of Section 12(b) of the Fund Custody Agreement shall apply with respect to such indemnification and provided PFPC will not be indemnified for damages arising out of PFPC's failure to exercise the standard of care set forth in the first sentence of Section 2.4 above or for damages arising out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of its duties under Section 2.1 above).

3.       General

         3.1. The Fund acknowledges that PFPC may utilize another entity to carry out its obligations and other activities set forth herein, with prompt notice to the Fund.

         3.2. Notwithstanding the provisions of any arrangements between the Fund and PFPC or otherwise, (i) the Fund hereby agrees that assets may be maintained with any Eligible Foreign

Exhibit Ex-99.g.2.

Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to
Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements) and (ii) PFPC will be responsible to perform its duties set forth herein but will not otherwise be responsible for any action or inaction of any foreign sub-custodian, foreign securities depository or foreign clearing agency utilized with respect to the Fund (although with respect to any losses or damages the Fund may have the Fund will be subrogated to any rights which PFPC shall have relating to the Fund with respect to any action or inaction of any foreign sub-custodian, foreign securities depository or foreign clearing agency utilized with respect to the Fund; PFPC will provide the Fund with such information regarding such rights as the Fund may reasonably request and PFPC will inform the Fund if such rights of PFPC materially change).

         3.3. PFPC is a "U.S. Bank" (as defined in Rule 17f-5(a)(7)).

         3.4. PFPC will give the Fund 60 days prior notice before terminating its provision of services under this document.

         3.5. This document amends and restates in its entirety the document between the parties dated July 1, 2001 relating to Rule 17f-5 and Rule 17f-7.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,


PFPC TRUST COMPANY

By:      ____________________________________

Name:    ____________________________________

Title:   ____________________________________


Agreed and Accepted:
HILLVIEW INVESTMENT TRUST II

By:      ____________________________________

Name:    ____________________________________

Title:   ____________________________________




Dated:   August 28, 2001
         ----------------------

Exhibit Ex-99.g.2.

Exhibit A


                            intentionally left blank

Exhibit Ex-99.g.2.

                                    Exhibit B

          Foreign Securities Depositories and Foreign Clearing Agencies
          -------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Argentina               Caja De Valores S.A.                                                     CDV
                        Central de Registration y Liquidation                                    CRYL
                        de Instrumentos de Endeudamiento Publico
----------------------------------------------------------------------------------------------------------------------
Australia               Austraclear, Ltd.                                                        Austraclear
                        Clearing House Electronic Sub-Register System                            CHESS
                        Reserve Bank Information and Transfer System                             RITS
----------------------------------------------------------------------------------------------------------------------
Austria                 Wertpapiersammelbank - Division of Oesterreichische Kontrolbank AG       OeKB
----------------------------------------------------------------------------------------------------------------------
Belgium                 Caisse Interprofessionnelle de Depots et de Virments Titres              CIK
                        Euroclear                                                                Euroclear
                        Banque Nationale de Belgique (National Bank of Belgium)                  NBB
----------------------------------------------------------------------------------------------------------------------
Brazil                  Companhia Brasileira de Liquidacao e Custodia                            CBLC
                        Central of Custody and Financial Settlement of Securities                CETIP
                        Central Bank / Sistema Especial de Liquidacao e Custodia                 SELIC
----------------------------------------------------------------------------------------------------------------------
Bulgaria                Central Securities Depository                                            CDAD
                        Bulgarian National Bank                                                  BNB
----------------------------------------------------------------------------------------------------------------------
Canada                  Canadian Depository Clearing for Securities Limited                      CDS
----------------------------------------------------------------------------------------------------------------------
Chile                   Deposito Central de Valores, S.A.                                        DCV
----------------------------------------------------------------------------------------------------------------------
China                   Shanghai Securities Clearing/Registration Corp.                          SSCCRC
                        Shenzhen Securities Central Clearing Company, Ltd.                       SSCC
----------------------------------------------------------------------------------------------------------------------
Columbia                Deposito Central de Valores                                              DCV
                        Deposito Centralizado de Valores                                         DECEVAL
----------------------------------------------------------------------------------------------------------------------
Costa Rica              Central de Valores de la Bolsa Nacional de Valores                       CEVAL
----------------------------------------------------------------------------------------------------------------------
Croatia                 Ministry of France                                                       MoF
----------------------------------------------------------------------------------------------------------------------
Croatia                 Central Depository Agency Inc. . (Stredisnja Depozitarna Agencija)       SDA
----------------------------------------------------------------------------------------------------------------------
Czech. Rep.             Streisko Cennych Papiru (Central Securities Registry)                    SCP
                        Registracni Centrum Papiru (Czech National Bank)                         TKD
----------------------------------------------------------------------------------------------------------------------
Denmark                 The Danish Securities Centre                                             VP
----------------------------------------------------------------------------------------------------------------------
Egypt                   Misr for Clearing Settlement and Depository                              MCSD
----------------------------------------------------------------------------------------------------------------------
Estonia                 The Estonian Central Depository for Securities Ltd.                      ECDS
----------------------------------------------------------------------------------------------------------------------
Finland                 Finnish Central Securities Depository Ltd.                               APK
----------------------------------------------------------------------------------------------------------------------
France                  Euroclear - France                                                       Euroclear
----------------------------------------------------------------------------------------------------------------------
Germany                 Clearstream Banking Frankfurt AG                                         CBF
----------------------------------------------------------------------------------------------------------------------
Greece                  Apothetirio Titlon A. E. - The Central Security Depository               CSD
                        National Bank of Greece (BoG)/Securities Clearing House                  BoG
----------------------------------------------------------------------------------------------------------------------
Hong Kong               Hong Kong Monetary Authority/ Central Money Markets Unit                 CMU
                        Hong Kong Securities Clearing House                                      CCASS
----------------------------------------------------------------------------------------------------------------------
Hungary                 Central Depository and Clearing House Ltd.                               KELER
----------------------------------------------------------------------------------------------------------------------
India                   Central Depository Services Limited                                      CDSL
                        National Securities Depository Limited                                   NSDL
                        Reserve Bank of India (Public Debt Office)                               RBI
----------------------------------------------------------------------------------------------------------------------
Indonesia               PT Kustodian Sentral Efek Indonesia                                      KSEI
----------------------------------------------------------------------------------------------------------------------
Ireland                 Euroclear                                                                Euroclear
                        CREST                                                                    CREST
----------------------------------------------------------------------------------------------------------------------
Israel                  Tel Aviv Stock Exchange Clearing House                                   TASE/CH
----------------------------------------------------------------------------------------------------------------------
Italy                   Monte Titoli                                                             MT
----------------------------------------------------------------------------------------------------------------------
Japan                   Bank of Japan                                                            BOJ
                        Japan Securities Depository Center                                       JASDEC
----------------------------------------------------------------------------------------------------------------------
Korea                   Korea Securities Depository                                              KSD
----------------------------------------------------------------------------------------------------------------------
Latvia                  Latvia Central Depository                                                LCD
                        Bank of Latvia                                                           BOL
----------------------------------------------------------------------------------------------------------------------
Lithuania               Central Securities Depository                                            CSDL
----------------------------------------------------------------------------------------------------------------------
Luxembourg              Clearstream Banking S.A.                                                 CSSA
----------------------------------------------------------------------------------------------------------------------

                                                          -6-

Exhibit Ex-99.g.2.


----------------------------------------------------------------------------------------------------------------------
Malaysia                Malaysian Central Depository Sdn. Bhd.                                   MCD
----------------------------------------------------------------------------------------------------------------------
Mauritius               Central Depository and Settlement Co. Ltd.                               CDSC
----------------------------------------------------------------------------------------------------------------------
Mexico                  Instituto para el Deposito de Valores (S.D. Indeval, SA de CV)           INDEVAL
----------------------------------------------------------------------------------------------------------------------
Morocco                 Maroclear                                                                MCLR
----------------------------------------------------------------------------------------------------------------------
Netherlands             Nederlands Centraal instituut Coor Giraal Effectenverkeer B.V.           NECIGEF
                        Netherlands Interprofessionee Effectcentrium NEIC                        NEIC
----------------------------------------------------------------------------------------------------------------------
New Zealand             Reserve Bank of New Zealand/Austraclear New Zealand System               NZCDS
----------------------------------------------------------------------------------------------------------------------
Norway                  Verdipapirsentralen (Norwegian Central Securities Depository)            VPS
----------------------------------------------------------------------------------------------------------------------
Pakistan                Central Depository Company of Pakistan, Limited                          CDC
                        State Bank of Pakistan                                                   SBP
----------------------------------------------------------------------------------------------------------------------
Panama                  Central Latinoamericana Valores S.A.                                     LatinClear
----------------------------------------------------------------------------------------------------------------------
Peru                    Interbolsa                                                               CAVALI
----------------------------------------------------------------------------------------------------------------------
Philippines             Philippines Central Depository, Inc.                                     PCD
                        Registration of Scripless Securities (Bureau of the Treasury)            BTr
----------------------------------------------------------------------------------------------------------------------
Poland                  National Depository for Securities                                       NDS
                        National Bank of Poland (Central Register for Treasury Bills)            NBP
----------------------------------------------------------------------------------------------------------------------
Portugal                Central de Valores Mobiliaros                                            CVM
----------------------------------------------------------------------------------------------------------------------
Romania                 Societe Nationale de Compendare Depository/Settlement Bank               SNCDD
                        Bucharest Stock Exchange                                                 BSE
----------------------------------------------------------------------------------------------------------------------
Russia                  National Depository Center                                               NDC
                        Bank for Foreign Trade of the Russian Federation (Rosvneshtorgbank)      VTB
----------------------------------------------------------------------------------------------------------------------
Singapore               Central Depository Pte. Ltd.                                             CDP
----------------------------------------------------------------------------------------------------------------------
Slovak Rep.             Streisko Cennych Papirrov SR, A.S. (Securities Register Center)          SCP
                        Registracni Centrum Papiru (Registration Center of the National Bank     NBS
                        of Slovakia)
----------------------------------------------------------------------------------------------------------------------
Slovenia                Centraina Klirinsko Depontna Druzba d.d                                  KDD
----------------------------------------------------------------------------------------------------------------------
South Africa            Share Transaction Totally Electronic                                     STRATE
                        The Central Depository Limited (Pty)                                     CDL
----------------------------------------------------------------------------------------------------------------------
Spain                   Servicio de Compensacion y Liquidacion de Valores                        SCLV
                        Banco De Espana (Bank of Spain)                                          BOS
----------------------------------------------------------------------------------------------------------------------
Sri Lanka               Central Depository System                                                CDS
----------------------------------------------------------------------------------------------------------------------
Sweden                  Vardepapperscentralen VPC AB (Central Securities Depository and          VPC
                        Clearing Organization)
----------------------------------------------------------------------------------------------------------------------
Switzerland             SIS SegaIntersettle, A.G.                                                SIS
----------------------------------------------------------------------------------------------------------------------
Taiwan                  Taiwan Securities Central Depository Co, Ltd.                            TSCD
----------------------------------------------------------------------------------------------------------------------
Thailand                Thailand Securities Depository Company, LTD.                             TSD
----------------------------------------------------------------------------------------------------------------------
Turkey                  Istanbul Stock Exchange Settlement/Custody Bank                          Takasbank
                        Central Bank of Turkey                                                   CBT
----------------------------------------------------------------------------------------------------------------------
U.K.                    CRESTCo Limited                                                          CREST
                        Central Money Market                                                     CMO
----------------------------------------------------------------------------------------------------------------------
Venezuela               Central Bank - Banco Central do Venezuela                                BCV
                        Caja Venezoland de Valores                                               CVV
----------------------------------------------------------------------------------------------------------------------



                                                          -7-